EXHIBIT 99.2

CLINICAL DATA, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA FINANCIAL INFORMATION

We have included on the following pages our unaudited pro forma consolidated statement of operations for the year ended March 31, 2003 and the six months ended September 30, 2003. The pro forma statement of operations reflects the following transactions, occurring on April 29, 2003:
  The acquisition of Landmark Scientific, Inc. ("Landmark"),
  The acquisition of Group Practice Services Incorporated ("GPSI"); and
  The acquisition of substantially all of the assets of Elan Diagnostics, Inc. ("EDx").

The unaudited pro forma consolidated statement of operations for the year ended March 31, 2003, include our results of operations for the twelve months ended March 31, 2003 and the results of operations of the acquired companies for the twelve months ended December 31, 2002. The unaudited pro forma consolidated statements of operations give effect to the acquisitions as if the transactions had occurred on April 1, 2002. Management does not believe that the adjustments necessary to conform the results of operations to our fiscal year would be material.

In respect of the unaudited pro form a consolidated statements of operations for the six months ended September 30, 2003, the results of operations reported in the Quarterly Report on Form 10-QSB for the six months ended September 30, 2003 include the results of the acquired companies for the period after April 29, 2003. The unaudited pro forma consolidated statement of operations reflect, in addition to the results of operations reported in the Quarterly Report on Form 10-QSB for the six months ended September 30, 2003, the operations of Landmark, GPSI and EDx for the period from April 1, 2003 to April 29, 2003.

The Company is in the process of obtaining independent appraisals for the purpose of allocating the purchase price to the individual assets acquired and liabilities assumed. This will result in potential adjustments to the carrying values of the recorded assets and liabilities, the establishment of certain intangible assets, the determination of the useful lives of intangible assets, some of which may have indefinite lives not subject to amortization, and the determination of the amount of any residual value that will be allocated to goodwill. The preliminary allocations of the purchase prices is based on the best estimates of management and is subject to revision based on final determination of fair values.

At the Special Meeting in Lieu of Annual Meeting of Shareholders held September 25, 2003, the shareholders approved an amendment to the Company’s Certificate of Incorporation, and on September 30, 2003, the Company changed its name from Novitron International, Inc. to Clinical Data, Inc.

The pro forma financial statements should be read in conjunction with the historical financial statements and related notes thereto. The unaudited pro forma combined financial information is provided for informational purposes only and is not necessarily indicative of our operating results that would have occurred had the acquisitions been consummated on the dates, or at the beginning of the period, for which the consummation of the acquisitions is being given effect, nor is it necessarily indicative of our future operating results. The unaudited pro forma adjustments do not reflect any operating efficiencies and cost savings that management believes are achievable.

CLINICAL DATA, INC.

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
FOR THE FISCAL YEAR ENDED MARCH 31, 2003
(in thousands except share and per share data)

	Historical Clinical Data, Inc.	Historical Elan| Diagnostics	Historical Landmark Scientific	Historical Group Practice Services	Notes	Pro forma Adjustments	Pro forma Clinical Data, Inc.
	Mar. 31, 2003	Dec. 31, 2002	Dec. 31, 2002	Dec. 31, 2002

Net sales	$15,870	$29,546	$1,946	$5,183	2	$(196)	$52,349
Cost of goods sold	10,929	16,007	1,265	2,392	2	(53)	30,540
Gross profit	4,941	13,539	681	2,791		(143)	21,809

Sales and marketing expense	1,618	6,759					8,377
Research and development	1,074	1,027					2,101
General and administrative	1,862	4,512	648	2,693	2,3,4	796	10,511
Goodwill impairment charge		6,408	39		8	(6,447)	0
Total operating expense	4,554	18,706	687	2,693		(5,651)	20,989
Income (loss) from operations	387	(5,167)	(6)	99		5,507	820
Other income (expense):
Interest expense	(31)			(62)	5	(234)	(327)
Interest income	49	168					217
Other	(33)		1	(130)	9	101	(61)
Income (loss) before income tax and minority interest	372	(4,999)	(5)	(93)		5,374	649
Income tax expense	(243)			(17)	6	(57)	(317)
Minority interest	(13)						(13)

Net income (loss)	116	(4,999)	(5)	(110)		5,317	319
Preferred stock deemed dividend					7	(888)	(888)
Net income (loss) applicable to common stockholders	$116	$(4,999)	$(5)	$(110)		$4,429	$(569)

Weighted average shares of common stock outstanding
Basic	1,847,288						1,847,288
Diluted	1,912,794				10		1,847,288

Earnings per share
Basic	$0.06						$(0.31)
Diluted	$0.06						$0.31

See notes to unaudited pro forma consolidated financial statements.

CLINICAL DATA, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2003
(in thousands except share and per share data)

	Historical Clinical Data	Historical Elan Diagnostics	Historical Landmark Scientific	Historical Group Practice Services	Notes	Pro forma Adjustments	Pro forma Clinical Data
	April 1 - September 30, 2003	April 1 – April 29, 2003	April 1 – April 29, 2003	April 1 – April 29, 2003

Net sales	$22,983	$2,077	$13	$462	2	$(2)	$25,533
Cost of goods sold	16,212	1,231	9	359			17,811
Gross profit	6,771	846	4	103		(2)	7,722

Sales and marketing expense	2,639	367	9		2	(2)	3,013
Research and development	835	86	-				921
General and administrative	3,185	223	179	292	3,4	97	3,976
Total operating expense	6,659	676	188	292		95	7,910
Income (loss) from operations	112	170	(184)	(189)		(97)	(188)
Other income (expense):
Interest expense	(139)	-	-	(16)	5	(25)	(180)
Interest income	74	19	-				93
Other	35	-	-	59			94
Income (loss) before income tax and minority interest	82	189	(184)	(146)		(122)	(181)
Benefit (provision) for income taxes	25	(76)	75	58	6	49	131
Minority interest	(8)						(8)
Net income (loss)	99	113	(109)	(88)		(73)	(58)
Preferred stock deemed dividend	(370)				7	(74)	(444)
Net income (loss) applicable to common stockholders	$(271)	$113	$(109)	$(88)		$(147)	$(502)

Weighted average shares of common stock outstanding
Basic	1,884,349						1,884,349
Diluted	1,884,349				10		1,884,349

Earnings per share
Basic	$(0.14)						$(0.27)
Diluted	$(0.14)						$(0.27)

See notes to unaudited pro forma consolidated financial statements.

Note (1) – Basis of Presentation

The unaudited pro forma combined financial information has been prepared using the purchase method of accounting, whereby the total cost of the acquisitions has been allocated to the tangible and intangible assets acquired and liabilities assumed based on their respective fair values at the effective date of each acquisition.

The unaudited pro forma consolidated statement of operations for the year ended March 31, 2003, include our results of operations for the twelve months ended March 31, 2003 and the results of operations of the acquired companies for the twelve months ended December 31, 2002. The unaudited pro forma consolidated statement of operations gives effect to the acquisitions as if the transactions had occurred on April 1, 2002. Management does not believe that the adjustments necessary to conform the results of operations to our fiscal year would be material.

In respect of the unaudited pro form a consolidated statements of operations for the six months ended September 30, 2003, the results of operations reported in the Quarterly Report on Form 10-QSB for the six months ended September 30, 2003 include the results of the acquired companies for the period after April 29, 2003. The unaudited pro forma consolidated statement of operations reflect, in addition to the results of operations reported in the Quarterly Report on Form 10-QSB for the six months ended September 30, 2003, the operations of Landmark, GPSI and EDx for the period from April 1, 2003 to April 29, 2003.

The Company is in the process of obtaining independent appraisals for the purpose of allocating the purchase price to the individual assets acquired and liabilities assumed. This will result in potential adjustments to the carrying values of the recorded assets and liabilities, the establishment of certain intangible assets, the determination of the useful lives of intangible assets, some of which may have indefinite lives not subject to amortization, and the determination of the amount of any residual value that will be allocated to goodwill. The preliminary allocations of the purchase prices is based on the best estimates of management and is subject to revision based on final determination of fair values.

The unaudited pro forma combined financial information is provided for informational purposes only and is not necessarily indicative of Clinical Data’s operating results that would have occurred had the acquisitions occurred at the beginning of the period, for which the consummation of the acquisitions is being given effect. Furthermore, the unaudited pro forma combined financial information does not purport to project the future financial position or operating results of the combined company.

Note (2) – Intercompany sales

Intercompany sales of goods and services between the acquired companies were eliminated. There is a corresponding reduction in general and administrative expense for the fiscal year ended March 31, 2003 and a corresponding reduction of selling and marketing costs for the six months ended September 30, 2003, reflecting commissions and other selling costs.

Note (3) – Administrative expense

As a result of the acquisitions, the Company hired a new senior management team, including a new chief financial officer, chief operating officer and general counsel. This adjustment reflects the estimated additional administrative expenses associated with the new senior management team.

Note (4) – Intangible Amortization

The fair value of customer contracts and relationships at GPSI has been preliminarily valued at $720 with an estimated life of two years. That intangible asset is being amortized in equal monthly amounts over 24 months for an annual amortization charge of $360.

Note (5) – Interest expense

To fund the Elan transaction, the Company borrowed $5,500 at an interest rate of approximately 5.4%. This adjustment reflects the pro forma interest charge on those borrowings had the debt been outstanding during the pro forma periods.

Note (6) – Income tax

Pro forma income taxes have been provided at an effective rate of 40%.

Note (7) – Preferred stock dividend

The Company issued convertible preferred stock to the GPSI and Landmark stockholders in exchange for their interest in GPSI and Landmark. The convertible preferred stock has a coupon that yields 9%. The adjustment here reflects the additional dividend that would have been incurred had the preferred stock been issued on April 1, 2002.

Note (8) –Goodwill and impairment charges

The goodwill impairment charges of $6,408 and $39 from EDx and Landmark, respectively, have been eliminated from the combined company.

Note (9) – Other Income

The loss on the sale of an affiliated company at GPSI has been eliminated from the combined company.

Note (10) –Pro Forma diluted shares

On April 29, 2003, the Company issued 25,000 and 222,250 shares of a newly created non-voting convertible preferred stock for all of the stock of Landmark and GPSI, respectively. Upon the approval of the Company’s stockholders and SEC registration or the occurrence of certain other events as described in the terms of the convertible preferred stock, the former Landmark and GPSI stockholders will receive 250,000 and 2,222,500 shares of the Company’s common stock, respectively, from the conversion of the preferred stock. These shares have not been included in the earnings per share calculations because the effects would be anti-dilutive.